                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                     Statement To Certificateholders

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                                                      DISTRIBUTIONS IN DOLLARS

                                 PRIOR                                                                                       CURRENT
              ORIGINAL       PRINCIPAL                                                          REALIZED      DEFERRED     PRINCIPAL
CLASS       FACE VALUE         BALANCE      INTEREST         PRINCIPAL              TOTAL         LOSSES      INTEREST       BALANCE
------------------------------------------------------------------------------------------------------------------------------------

SA                0.00            0.00     75,757.82              0.00          75,757.82           0.00          0.00          0.00
A-1      34,557,488.00   29,235,973.72    154,707.03        556,522.97         711,230.00           0.00          0.00 28,679,450.75
A-2       4,607,666.00    3,898,130.64     20,627.61         74,203.08          94,830.69           0.00          0.00  3,823,927.56
B-1       1,256,636.00    1,245,504.48      6,590.79          1,807.69           8,398.48           0.00          0.00  1,243,696.79
B-2       1,466,076.36    1,453,089.58      7,689.27          2,108.98           9,798.25           0.00          0.00  1,450,980.60
SB                0.00            0.00          0.00              0.00               0.00           0.00          0.00          0.00
R                 0.00      447,962.93          0.00              0.00               0.00           0.00     41,674.52    489,637.45
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TOTALS   41,887,866.36   36,280,661.35    265,372.52        634,642.72         900,015.24           0.00     41,674.52 35,687,693.15
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

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                            FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                           PASS-THROUGH
                               PRIOR                                                            CURRENT                 RATES
                           PRINCIPAL                                                          PRINCIPAL
CLASS       CUSIP            BALANCE      INTEREST          PRINCIPAL              TOTAL        BALANCE        CURRENT          NEXT
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

SA     23321PWW4            0.000000      1.808586           0.000000           1.808586       0.000000      2.505726%     2.499838%
A-1    23321PWX2          846.009806      4.476802          16.104266          20.581068     829.905540      6.350000%     6.351977%
A-2    23321PWY0          846.009811      4.476802          16.104266          20.581069     829.905544      6.350000%     6.351977%
B-1    23321PWZ7          991.141810      5.244788           1.438515           6.683304     989.703295      6.350000%     6.351977%
B-2    23321PXA1          991.141812      5.244795           1.438520           6.683315     989.703292      6.350000%     6.351977%
SB     23321PXB9            0.000000      0.000000           0.000000           0.000000       0.000000      1.300000%     1.300000%
R                           0.000000      0.000000           0.000000           0.000000       0.000000      6.350000%     6.351977%
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

SELLER:                          Quality Mortgage USA, Inc.              ADMINISTRATOR:                           David C. West
SERVICER:                       Temple-Inland Mortgage Corp.                                                  Bankers Trust Company
LEAD UNDERWRITER:              DLJ Mortgage Securities Corp.                                                      3 Park Plaza
RECORD DATE:                         December 31, 1996                                                          Irvine, CA 92714
DISTRIBUTION DATE:                    January 27, 1997                               FACTOR INFORMATION:         (800) 735-7777
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
                            Page 1 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------

Distribution Date:                     January 27, 1997
------------------------------------------------------------------------------------------------------------------------------------

SERVICER ADVANCES INCLUDED IN DISTRIBUTION:
SERVICER ADVANCES OUTSTANDING:

ACCRUED SERVICING FEE FOR THE CURRENT PERIOD:                                                           15,116.94
PLUS ADDITIONAL SERVICING FEES:
                                                                                                        ---------
                                                                                                        15,116.94

LESS PERMITTED REDUCTIONS TO SERVICING FEES:                                                            (2,508.46)
                                                                                                        ---------
TOTAL SERVICING FEES DUE MASTER SERVICER:                                                                                  12,608.48

COLLECTED SERVICING FEES FOR CURRENT PERIOD:                                                                                9,766.73

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DELINQUENT
LOAN                                                         30-60                 61-90               91 +
INFORMATION:                                                 DAYS                  DAYS                DAYS                    TOTAL
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
PRINCIPAL BALANCE                                       1,701,118.10            878,729.57          287,449.45          2,867,297.12
NUMBER OF LOANS                                                   25                    10                   4                    39
------------------------------------------------------------------------------------------------------------------------------------
FORECLOSURE LOAN INFORMATION:
------------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                                          40,769.50                  0.00        1,229,274.96          1,270,555.95
NUMBER OF LOANS                                                    2                     0                  20                    22
------------------------------------------------------------------------------------------------------------------------------------
BANKRUPTCY LOAN INFORMATION:
------------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                                               0.00                  0.00          844,635.52            897,636.34
NUMBER OF LOANS                                                    0                     0                  11                    12
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REO LOAN INFORMATION:
------------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL BALANCE                                         173,077.74                  0.00          112,073.07            285,150.81

NUMBER OF LOANS                                                    1                     0                   3                     4
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

BOOK VALUE PRINCIPAL BALANCE OF REO LOANS:                                                                                      #N/A

STATED PRINCIPAL BALANCE OF LOANS AS OF THE PRIOR DISTRIBUTION DATE:                                                   36,280,661.35
STATED PRINCIPAL BALANCE OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                 35,687,693.15

NUMBER OF LOANS AS OF THE CURRENT DISTRIBUTION DATE:                                                                             474
NUMBER OF LOANS AS OF THE NEXT DISTRIBUTION DATE:                                                                                468

WEIGHTED AVERAGE COUPON AS OF THE CURRENT DISTRIBUTION DATE:                                                              10.655726%
WEIGHTED AVERAGE COUPON AS OF THE NEXT DISTRIBUTION DATE:                                                                 10.651815%

SENIOR PREPAYMENT PERCENTAGE FOR THE CURRENT DISTRIBUTION:                                                               100.000000%
CLASS B-1 PREPAYMENT PERCENTAGE:                                                                                           0.000000%
CLASS B-2 PREPAYMENT PERCENTAGE:                                                                                           0.000000%

AGGREGATE AMOUNT OF PRINCIPAL PREPAYMENTS:                                                                                575,140.07
AGGREGATE PRINCIPAL BALANCE OF LOANS WHICH LIQUIDATED:                                                                          0.00

PRECEDING MONTH'S PASS-THRU RATE FOR CLASS SA:                                                                             2.489610%
PRECEDING MONTH'S PASS-THRU RATE FOR CLASS A-1, A-2, B-1, AND B-2:                                                         6.350000%

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

                            Page 2 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

--------------------------------------------------------------------------------

Distribution Date:                     January 27, 1997
--------------------------------------------------------------------------------

SENIOR PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                     91.327179%
CLASS A-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  80.582803%
CLASS A-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                  10.744376%
CLASS B-1 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   3.432971%
CLASS B-2 PERCENTAGE FOR THE FOLLOWING DISTRIBUTION:                   4.005135%



UNPAID ACCRUED CERTIFICATE INTEREST SHORTFALL REMAINING AFTER DISTRIBUTION:
                    CLASS SA                                                0.00
                    CLASS A-1                                               0.00
                    CLASS A-2                                               0.00
                    CLASS B-1                                               0.00
                    CLASS B-2                                               0.00


CUMMULATIVE SB ACCRUAL AMOUNT :                                       476,495.63

SPECIAL HAZARD AMOUNT AVAILABLE AFTER DISTRIBUTION:                 1,199,452.00

FRAUD LOSS AMOUNT AVAILABLE AFTER DISTRIBUTION:                     1,256,635.99

BANKRUPTCY AMOUNT AVAILABLE AFTER DISTRIBUTION:                       100,000.00

AGGREGATE REALIZED LOSSES SINCE CUT-OFF DATE:                               0.00

AGGREGATE PRINCIPAL OF REPURCHASED LOANS:                                   0.00

--------------------------------------------------------------------------------
                            Page 3 of 4 (c) COPYRIGHT 1997 Bankers Trust Company

                          DLJ Mortgage Acceptance Corp.
                       Mortgage Pass-Through Certificates
                                 Series 1996-Q1

                         Statement To Certificateholders

------------------------------------------------------------------------------------------------------------------------------------
                        ^Mortgage Loan Liquidation Detail

Distribution Date:                     January 27, 1997
------------------------------------------------------------------------------------------------------------------------------------
                                 Original            Cut-Off            Current        Realized    Net Liquidation      Liquidation
Loan Number      Loan Group  Principal Balance  Principal Balance  Principal Balance     Loss          Proceeds             Date
------------------------------------------------------------------------------------------------------------------------------------


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

                            Page 4 of 4 (c) COPYRIGHT 1997 Bankers Trust Company